Exhibit 99.1

STATE OF MICHIGAN IN THE CIRCUIT COURT FOR THE COUNTY OF OAKLAND ROCKWELL MEDICAL, INC., Plaintiff, Case No. 2018-165893-CB vs. Hon. Wendy Potts ROBERT CHIOINI and THOMAS KLEMA, Defendants. I -----------------------------------------------------------------John R. Trentacosta (P31856) Jason Conti (P55617) Nicholas J. Ellis (P73174) Foley & Lardner LLP 500 Woodward Avenue, Suite 2700 Detroit, MI 48226-3489 313.234.7100 Attorneys for Plaintiff William S. Noakes, Jr. (P42796) Law Offices of William Noakes 3500 East Jefferson Avenue #416 Detroit, MI 48207 313.623.5232 Attorney for Defendants Patrick J. Bagley (P51101) Bagley & Langan, P.L.L.C. 6557 Highland Road Waterford, Michigan 48327 248.673.7000 Attorneys for non-parties Bagley and Boyd I -----------------------------------------------------------------STIPULATED ORDER At a said session of said Court on this 25th day ofMay, 2018, Oakland County Circuit Court Present ----M-A-Y--2 =5-=20=18-------WHEREAS on May 23, 2018, Plaintiff Rockwell Medical, Inc. ("Rockwell Medical") filed its Ex Parte Motion For Temporary Restraining Order And Preliminary Injunction, Pursuant To MCR 3.310 (the "Motion"), which included supporting evidence; 1 4818-9878-0006.1

WHEREAS on May 24, 2018, this Court issued an order scheduling a hearing on the Motion for Friday, May 25, 2018 beginning at 9:00a.m.; WHEREAS on May 24, 2018 Defendants Robert Chioini and Thomas Klema filed their Emergency Motion For Injunctive Relief("Defendants' Motion"); WHEREAS the parties having reached a mutual agreement for the benefit of Rockwell Medical and its shareholders; and WHEREAS this Court being fully advised of this matter, and for the reasons stated on the record: IT IS HEREBY ORDERED that the Parties agree to the following: (1) The Parties shall participate in a facilitation by June 15, 2018 in an effort to resolve the matter, and Mr. Noakes shall notify the Court by noon, Tuesday, May 29, 2018, of the name of the facilitator whom the Parties have mutually selected; (2) Robert Chioini and Thomas Klema agree that for the next twenty-one (21) days they shall not: (i) enter Rockwell Medical's facilities, (ii) contact any of Rockwell Medical's employees, (iii) hold themselves out to the public as officers of Rockwell Medical, (iv) file any documents with the Securities and Exchange Commission (the "SEC") or any other regulatory body on behalf Rockwell Medical, (v) issue any press releases, or other communications, on behalf of Rockwell Medical, and (vi) have contact with any customer or vendor of Rockwell Medical, or any public entity, on behalf of Rockwell Medical; (3) Rockwell Medical shall file an 8-k with the SEC attaching this Order; and (4) For the next twenty-one (21) days Rockwell Medical's Board of Director's shall not make any material decisions regarding this matter without leave of the Court. 2 4818-9878-0006.1

IT IS HEREBY FURTHER ORDERED that the Court has withheld ruling on the cross-motions for injunctive relief; and IT IS HEREBY FURTHER ORDERED that this Order is entered without prejudice to the parties' renewing their motions after the facilitation. MAY 2 5 2018 DATED: May 25,2018 The parties stipulate to the form and substance of this Order: Is/ Jason Conti /s/ WilliamS. Noakes Jason Conti (P55617) Attorney for Plaintiff William S. Noakes, Jr. (P42796) Attorney for Defendants /s/ Patrick J. Bagley Patrick J. Bagley (P51101) Attorney for non-parties Bagley and Boyd 3 4818-9878-0006.1